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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ____________________________________


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): October 13, 2000 (September 27, 2000)

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                                  SIMULA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
          ARIZONA                     COMMISSION FILE NO. 1-12410                    86-0320129
(STATE OF INCORPORATION)                                                (I.R.S. EMPLOYER IDENTIFICATION NO.)
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 2700 NORTH CENTRAL AVENUE, SUITE 1000
           PHOENIX, ARIZONA                                              85004
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (602) 631-4005

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS.

     Registrant's press release dated October 1, 2000 is filed herewith as
Exhibit 20.1 and is incorporated herein by reference. The press release relates to the resignation of registrant's President and Chief Executive Officer, Donald
W. Townsend, and the appointment of Bradley P. Forst in such role. Pursuant to a severance agreement between the Company and Mr. Townsend, Mr. Townsend has resigned and released the Company from its contracts with him, in exchange for a structured payout of compensation otherwise due him under his existing Employment Agreement. In particular, Mr. Townsend receives an amount equal to three times his base salary by the end of October 2000, and an amount equal to two times his base salary in installments commencing January 1, 2001 and continuing until September 15, 2001, as well as the continuation of certain employment benefits, including health and medical insurance, guaranteed him under his Employment Agreement. In light of income attributable to certain transactions in the third quarter, as well as from operations, the Company does not anticipate the need to announce any changes to previous guidance concerning anticipated earnings resulting from Mr. Townsend's severance payments.

     Also filed herewith as Exhibit 20.2 is a copy of a Proxy Agreement between the Company's Chairman of the Board of Directors, Stanley P. Desjardins, and the Company's non-employee members of the Board of Directors (the "Outside Directors"), dated as of September 29, 2000 ("Proxy Agreement"), and, as Exhibit 20.3, a copy of a Corporate Governance Agreement between Mr. Desjardins and the Company, dated as of September 30, 2000 ("Governance Agreement").

     Under the Proxy Agreement, Mr. Desjardins covenants that he will not initiate any proxy contest for at least two years, and irrevocably grants each of the Outside Directors his proxy for one year on all matters other than those in connection with a merger, share exchange or sale of substantially all the Company's assets, or an amendment to the Company's Articles of Incorporation that disproportionately adversely affects Mr. Desjardins. Under the Governance Agreement, Mr. Desjardins and the Company agree (i) to review existing management contracts and to seek renegotiation of such contracts, (ii) that Mr. Desjardins remain as Chairman of the Company's Board of Directors for a minimum of two years, (iii) that Mr. Desjardin's activities as Chairman be limited to those set forth in the Company's Bylaws or those required by law, and (iv) for a period of two years, only non-employees, other than the Company's Chief Executive Officer, will be nominated to serve as members of the Board of Directors.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits. The following Exhibit is included pursuant to Item 601 of Regulation S-K.
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  NO.         DESCRIPTION

 *20.1        Press Release dated October 1, 2000.
 *20.2        Proxy Agreement dated as of September 29, 2000
 *20.3        Corporate Governance Agreement dated as of September 30, 2000
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* Filed herewith.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  SIMULA, INC. (Registrant)



                                  By       /s/ Bradley P. Forst
                                    --------------------------------------------
                                           Bradley P. Forst
                                           President and Chief Executive Officer